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                                                                    Exhibit 11.1


MIDDLE BAY OIL COMPANY, INC.
Statement of Computation of Per-Share Earnings
For the Year Ended December 31, 1996



                                                       Fully
                                     Primary          Diluted
                                    ----------       ----------

Net Income                          $  205,500       $  205,500
                                    ----------       ----------
Adjusted Net Income                 $  205,500       $  205,500
                                    ==========       ==========

Divided By:

Weighted Average Shares              1,304,464        1,304,464

Plus:  Common Stock Equivalents
  Stock Options                         27,677           54,198
                                    ----------       ----------

Adjusted Weighted Average
  Shares                             1,332,141        1,358,662
                                    ----------       ----------

Earnings Per Share                  $    0.154       $    0.151
                                    ==========       ==========